Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS NET INCOME OF $5.2 MILLION, OR
$0.17 PER DILUTED SHARE, FOR THE 2013 FIRST QUARTER

INCOME BEFORE TAXES RISES OVER 19%

PERFORMANCE HIGHLIGHTED BY REVENUE GROWTH AND
CONTINUED SOUND ASSET QUALITY

LOANS GROW 19% AND DEPOSITS RISE 15%

Strong Financial Performance

•	Net income was $5.2 million or $0.17 per diluted share for first quarter 2013, up from $4.6 million or $0.15 per diluted share a year earlier.

•	Net interest income increased 8% from a year ago; net interest margin was 4.02% for 2013 first quarter.

•	Gross revenues were $37.4 million for first quarter 2013, an increase of 5% over the same 2012 period.

Robust Loan and Deposit Growth

•	Loans, net of unearned discount, were $1.8 billion, increasing 19%.

•	Total deposits increased 15% to $2.3 billion.

•	Demand deposits of $897.1 million represented 39% of total deposits.

Solid Credit Metrics

•	Net charge-offs were 0.38% of loans in portfolio for first quarter 2013.

•	Ratio of nonperforming assets to total assets decreased to 0.26%.

•	Allowance for loan losses as a percentage of loans held in portfolio was 1.34%.

Comparisons above are at, or for the periods ended, March 31, 2013 vs. March 31, 2012 unless otherwise stated.

New York, N.Y., April 26, 2013 — Sterling Bancorp (NYSE: STL) today reported on its financial and operating performance for the first quarter of 2013, highlighted by growth in loans and deposits, higher gross revenues and a continued focus on asset quality.

Net income rose to $5.2 million for the 2013 first quarter, an increase of 14% from $4.6 million in the same period of 2012. Diluted earnings per common share were $0.17 for the 2013 first quarter, up from $0.15 a year earlier.

Selected Financial Highlights

	Quarter Ended
	3/31/13	3/31/12
EARNINGS HIGHLIGHTS
Net income (in millions)	$5.2	$4.6
Diluted earnings per common share	$0.17	$0.15
Net interest margin	4.02%	4.07%
Return on average assets	0.78%	0.75%
Return on average tangible equity	10.34%	9.31%

	Quarter Ended
	3/31/13	3/31/12
BALANCE SHEET HIGHLIGHTS (period end, in millions)
Loans, net of unearned discount	$1,680.4	$1,452.7
Total investment securities	$665.1	$802.4
Demand deposits	$897.1	$815.5
Total deposits	$2,281.2	$1,988.3
Total assets	$2,772.5	$2,498.6

ASSET QUALITY HIGHLIGHTS (period end)
Nonaccrual loans/loans (1)	0.30%	0.43%
Nonperforming assets/assets	0.26%	0.32%
Allowance for loan losses/nonaccrual loans	430.76%	313.55%
(1) Includes loans held for sale and loans held in portfolio.

2013 First Quarter Results Reflect Profitable Growth

“Sterling Bancorp continued its strong growth momentum and solid earnings performance in the 2013 first quarter,” noted Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.  “Our well-established focus on providing individualized financial solutions and superior service to clients in the dynamic New York metropolitan area marketplace and beyond once again propelled double-digit growth in loans and deposits.  At the same time, the Company’s strategic management of assets and liabilities, control of expenses and stringent focus on asset quality produced an increase of more than 19% in pre-tax income.”

Mr. Cappelli added, “Our team is sharply focused on delivering profitable growth, expanding the business, providing exceptional service to customers, and continuing to produce solid value for shareholders.”

As previously announced on April 4, 2013, Sterling Bancorp and Provident New York Bancorp (NYSE: PBNY) have entered into a definitive merger agreement in a stock-for-stock transaction in which Sterling Bancorp shareholders will receive a fixed ratio of 1.2625 shares of Provident New York Bancorp common stock for each share of Sterling Bancorp common stock. Upon closing, Provident Bank will convert to a national bank charter and adopt the Sterling name, as will the holding company.  The transaction is subject to approval by the shareholders of both companies, regulatory approval and other customary closing conditions.  Subject to such conditions, the Company anticipates that the merger will close in the fourth calendar quarter of 2013.

Net Interest Income

Sterling’s net interest income was $24.1 million for first quarter 2013, an increase of 8% from the 2012 period.  This primarily reflected higher loan balances due to a continuing strategy of shifting the Company’s asset mix toward loans from investment securities, a reduction in cost of funds largely due to disciplined deposit pricing, rising noninterest-bearing demand deposit balances, and lower borrowings.

Noninterest Income

Noninterest income, excluding security gains, rose more than 12% comparing the first quarter of 2013 and 2012. This growth was primarily due to an 88% increase in mortgage banking income versus the prior year.  The rising mortgage volume reflected a strong performance by Sterling’s original mortgage banking operations, as well as its August 2012 acquisition of Universal Mortgage, which positioned the Company for the rebound in the residential mortgage market.  Total noninterest income for first quarter 2013 was $10.7 million, up 4% from a year ago.  This reflected the higher mortgage banking income, as noted above, partially offset by a decrease in security gains and lower accounts receivable management and other related fees.  Noninterest income has consistently been an important contributor to Sterling’s financial performance and represented 29% of gross revenues for the 2013 first quarter.

Noninterest Expenses

Noninterest expenses were $24.8 million for first quarter 2013, versus $23.0 million for the same 2012 period.  Noninterest expenses were essentially unchanged comparing the 2013 first quarter to the 2012 fourth quarter.  The increase from the year-ago first quarter primarily reflected higher personnel expenses due to investments in the growth of Sterling’s business, as well as expenses associated with Universal Mortgage, acquired in the 2012 third quarter.

Loan, Deposit and Asset Growth

Total loans, net of unearned discount were $1.8 billion as of March 31, 2013, an increase of approximately 19% from a year earlier.  The ratio of loans to deposits was 77% at March 31, 2013.

Total deposits were $2.3 billion at March 31, 2013, increasing 15% from a year earlier. Noninterest-bearing demand deposits represented over 39% of total deposits, among the highest ratios of demand to total deposits in the industry.  The growth in demand deposits reflects the Company’s emphasis on generating such deposits as part of its customer relationship model.

Total assets increased to $2.8 billion and earning assets were $2.6 billion at March 31, 2013.  Total investment securities decreased by $137.3 million from a year ago, to $665.1 million, reflecting the successful strategy of redeploying assets from investments into loans.

Asset Quality

Sterling continued to exhibit sound credit quality metrics during the 2013 first quarter.  Net charge-offs were $1.6 million for the recent quarter, compared to $2.9 million for the same 2012 period.  The allowance for loan losses as a percentage of nonaccrual loans was 431% at March 31, 2013, versus 314% a year earlier. Nonperforming assets were $7.1 million or 0.26% of total assets at March 31, 2013, compared to $8.0 million or 0.32% a year earlier.  The allowance for loan losses as a percentage of portfolio loans was 1.34% at March 31, 2013, compared to 1.38% a year earlier.  The provision for loan losses was $2.0 million for the first quarter 2013, compared with $3.0 million for the year-ago period.

Capital

The Company’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions.  At March 31, 2013, Sterling’s Tier 1 risk-based capital ratio was 11.68% (compared to a requirement of 6.00%), total risk-based capital was 12.81% (requirement of 10.00%), and the Tier 1 leverage ratio was 9.16% (requirement of 5.00%).  The tangible common equity ratio was 7.58% at March 31, 2013.

Conference Call

Sterling Bancorp will hold a conference call on Friday, April 26, 2013, at 10:00 a.m. Eastern Time to discuss these financial results.  To access the conference call live, interested parties may dial 800-288-8967 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on April 26, 2013, until 11:59 p.m. Eastern Time on May 10, 2013.  To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 291380.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.8 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions—including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Forward Looking Statements

Certain statements in this press release, including, but not limited to, statements as to future results of operations, liquidity, interest rate risk, operating expenses, financial position, dividends and other events, plans and objectives for future operations, capital, liquidity and growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, our ability to continue to provide individualized financial solutions and superior service to clients in the New York metropolitan area marketplace and beyond, strategically manage assets and liabilities, control expenses and focus on asset quality, our ability to deliver profitable growth, expand the business, provide exceptional service to customers, and produce solid value for shareholders, whether we can continue to shift our asset mix toward loans from investment securities, our ability and Provident’s ability to obtain shareholder and regulatory approvals and meet other closing conditions to the merger, and other statements contained herein regarding matters that are not historical facts, are "forward-looking statements" as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company's actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company's future results and financial condition, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements and Factors that Could Affect Future Results" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Additional Information for Stockholders

In connection with the proposed merger with Provident, Provident will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Provident and the Company and a prospectus of Provident, as well as other relevant documents concerning the proposed transaction.  The Company will mail the joint proxy statement/prospectus to its stockholders.  SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about Provident and Sterling at the SEC’s website at www.sec.gov.  The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Provident’s website at www.providentbanking.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or at the Company’s website at www.snb.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Provident, the Company and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Provident and the Company’s shareholders in connection with the proposed merger.  Information about the directors and executive officers of Provident and their ownership of Provident common stock is set forth in the proxy statement for Provident’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on January 10, 2013. Information about the directors and executive officers of the Company and their ownership of our common stock is set forth in the proxy statement for the Company’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 3, 2012.    Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

#   #   #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	March 31,
	2013	2012
BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$665,061	$802,386
Loans held for sale	75,857	27,864
Loans held in portfolio, net of unearned discount	1,680,389	1,452,675
Interest bearing deposits with other banks	165,988	26,938
Total earning assets	2,594,751	2,318,333
Allowance for loan losses	22,520	20,105
Total assets	2,772,485	2,498,644

Demand deposits	897,112	815,513
Savings, NOW and money market deposits	793,364	644,392
Time deposits	590,679	528,382
Customer repurchase agreements	33,817	40,602
Advances FHLB/Long-term borrowings	126,668	148,142
Shareholders' equity	231,992	225,324

Average Balances
Investment securities	728,907	764,266
Loans held for sale	106,865	36,701
Loans held in portfolio, net of unearned discount	1,616,084	1,405,266
Interest bearing deposits with other banks	90,981	77,072
Total earning assets	2,550,298	2,291,781
Total assets	2,733,412	2,460,106

Demand deposits	897,416	759,002
Savings, NOW and money market deposits	759,560	621,527
Time deposits	594,883	588,641
Customer repurchase agreements	32,448	39,772
Advances FHLB/Long-term borrowings	126,793	148,266
Shareholders' equity	229,246	221,684

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$1,576	$2,883
Nonaccrual loans	5,228	6,412
Other real estate owned	1,917	1,563
Nonperforming assets	7,145	7,975
Nonaccrual loans/loans (1)	0.30%	0.43%
Nonperforming assets/assets	0.26%	0.32%
Allowance for loan losses/loans (2)	1.34%	1.38%
Allowance for loan losses/nonaccrual loans	430.76%	313.55%

CAPITAL RATIOS
Period End
Tier 1 risk based	11.68%	12.08%
Total risk based	12.81%	13.15%
Leverage	9.16%	9.77%
Equity/ assets	8.37%	9.02%
Tangible common equity	7.58%	8.17%
Book value per common share	$7.49	$7.29

Return on average equity	9.28%	8.35%
Return on average tangible equity	10.34%	9.31%

(1) The term "loans" includes loans held for sale and loans held in portfolio.
(2) The term "loans" includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except number of shares)

	March 31,
	2013	2012
ASSETS
Cash and due from banks	$35,993	$34,731
Interest-bearing deposits with other banks	165,988	26,938

Investment securities
Available for sale (at estimated fair value)	277,947	386,528
Held to maturity (at amortized cost)	387,114	415,858
Total investment securities	665,061	802,386

Loans held for sale	75,857	27,864
Loans held in portfolio, net of unearned discounts	1,680,389	1,452,675
Less allowance for loan losses	22,520	20,105
Loans held in portfolio, net	1,657,869	1,432,570
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	7,456	8,470

Customers' liability under acceptances	-	3
Goodwill	22,901	22,901
Premises and equipment, net	21,998	23,268
Other real estate	1,917	1,563
Accrued interest receivable	7,198	8,835
Cash surrender value of life insurance policies	54,945	53,920
Other assets	55,302	55,195
	$2,772,485	$2,498,644

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand	$897,112	$815,513
Savings, NOW and money market	793,364	644,392
Time	590,679	528,382
Total deposits	2,281,155	1,988,287

Securities sold under agreements to repurchase - customers	33,817	40,602
Securities sold under agreements to repurchase - dealers	-	5,000
Short-term borrowings - other	20,995	30,890
Advances - FHLB	100,894	122,368
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	-	3
Accrued interest payable	735	995
Accrued expenses and other liabilities	77,123	59,401
Total liabilities	2,540,493	2,273,320

Shareholders' equity	231,992	225,324
	$2,772,485	$2,498,644
MEMORANDA
Available for sale securities - amortized cost	$271,273	$384,283
Held to maturity securities - estimated fair value	401,016	433,096
Shares outstanding
Common issued	35,263,768	35,225,110
Common in treasury	4,307,972	4,307,972

NOTE: Certain reclassifications have been made to prior period's financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	March 31,
	2013	2012
INTEREST INCOME
Loans	$22,242	$19,686
Investment securities
Available for sale - taxable	1,666	2,170
Held to maturity - taxable	1,131	1,633
Tax exempt	1,544	1,604
FRB and FHLB stock	61	81
Deposits with other banks	57	46
Total interest income	26,701	25,220

INTEREST EXPENSE
Savings, NOW and money market deposits	726	644
Time deposits	910	1,063
Securities sold u/a/r - customers	29	36
Securities sold u/a/r - dealers	-	16
Federal funds purchased	-	1
Commercial paper and other short-term borrowings	13	11
Advances - FHLB	392	519
Long-term subordinated debentures	523	523
Total interest expense	2,593	2,813

Net interest income	24,108	22,407
Provision for loan losses	2,000	3,000
Net interest income after provision for loan losses	22,108	19,407

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	3,475	4,868
Service charges on deposit accounts	1,295	1,260
Trade finance income	430	500
Other customer related service charges and fees	392	249
Mortgage banking income	4,399	2,336
Income from life insurance policies	469	256
Securities gains	132	879
Loss on sale of OREO	(12)	(66)
Other income	95	4
Total noninterest income	10,675	10,286

NONINTEREST EXPENSES
Salaries	12,013	11,187
Employee benefits	4,101	3,724
Total personnel expense	16,114	14,911
Occupancy and equipment expenses, net	3,439	3,214
Advertising and marketing	637	643
Professional fees	1,186	903
Communications	364	470
Deposit insurance	586	584
Other expenses	2,513	2,319
Total noninterest expenses	24,839	23,044

Income before income taxes	7,944	6,649
Provision for income taxes	2,700	2,047
Net income	$5,244	$4,602

Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	March 31,
	2013	2012
Average number of common shares outstanding
Basic	30,861,286	30,659,856
Diluted	30,861,286	30,659,856

Net income per average common share
Basic	$0.17	$0.15
Diluted	0.17	0.15

Dividends per common share	0.09	0.09

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(dollars in thousands)

	March 31,
	2013	2012

Net income	$5,244	$4,602

Other comprehensive income, net of tax:
Unrealized holding gains on securities arising during the period	857	2,685

Reclassification adjustment for securities gains included in net income	(73)	(488)

Amortization of:
Prior service cost	5	5
Net actuarial losses	568	453

Comprehensive income	$6,601	$7,257

STERLING BANCORP
Consolidated Statements of Changes in Shareholders' Equity
(Unaudited)
(dollars in thousands)

	March 31,
	2013	2012
Balance, at beginning of period	$228,090	$220,821
Net income for period	5,244	4,602
Stock option and restricted stock compensation expense	86	103
Cash dividends - common shares	(2,785)	(2,782)
Surrender of shares issued under incentive compensation plan	-	(75)
Unrealized holding gains on securities arising during the period	857	2,685
Reclassification adjustment for securities gains included in net income	(73)	(488)
Amortization of:
Prior service cost	5	5
Net actuarial losses	568	453

Balance, at end of period	$231,992	$225,324

STERLING BANCORP
Average Balance Sheets	[1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	March 31, 2013			March 31, 2012
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$90,981	$57	0.26%	$77,072	$46	0.24%
Investment Securities
Available for sale - taxable	323,535	1,666	2.06	325,871	2,170	2.66
Held to maturity - taxable	253,491	1,131	1.78	280,377	1,633	2.33
Tax-exempt [2]	151,881	2,375	6.25	158,018	2,468	6.25
Total investment securities	728,907	5,172	2.84	764,266	6,271	3.28
FRB and FHLB stock [2]	7,461	61	3.27	8,476	81	3.82
Loans, net of unearned discount [3]	1,722,949	22,242	5.37	1,441,967	19,686	5.56
Total Interest-Earning Assets [2]	2,550,298	27,532	4.44%	2,291,781	26,084	4.58%
Cash and due from banks	42,768			37,628
Allowance for loan losses	(24,078)			(21,584)
Goodwill	22,901			22,901
Other	141,523			129,380
Total Assets	$2,733,412			$2,460,106

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$25,703	1	0.02%	$18,966	1	0.02%
NOW	221,573	49	0.09	221,710	79	0.14
Money market	512,284	676	0.53	380,851	564	0.60
Time	594,883	910	0.62	588,641	1,063	0.73
Total Interest-Bearing Deposits	1,354,443	1,636	0.49	1,210,168	1,707	0.57
Borrowings
Securities sold u/a/r - customers	32,448	29	0.36	39,772	36	0.36
Securities sold u/a/r - dealers	-	-	-	5,001	16	1.30
Federal funds purchased	400	-	0.22	2,473	1	0.14
Commercial paper and other
short-term borrowings	16,457	13	0.32	14,580	11	0.29
Advances - FHLB	101,019	392	1.57	122,492	519	1.70
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.38
Total Borrowings	176,098	957	2.20	210,092	1,106	2.12
Total Interest-Bearing Liabilities	1,530,541	2,593	0.69%	1,420,260	2,813	0.80%
Noninterest-bearing demand deposits	897,416			759,002
Total including noninterest-bearing
demand deposits	2,427,957	2,593	0.44%	2,179,262	2,813	0.54%
Other liabilities	76,209			59,160
Total Liabilities	2,504,166			2,238,422
Shareholders' equity	229,246			221,684
Total Liabilities and Shareholders' Equity	$2,733,412			$2,460,106

Net interest income/spread [2]		24,939	3.75%		23,271	3.78%
Net yield on interest-earning assets [2]			4.02%			4.07%
Less: Tax-equivalent adjustment		831			864
Net interest income		$24,108			$22,407

[1]	The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.
[2]	Interest and/or average rates are presented on a tax-equivalent basis.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease)
	Three Months Ended
	March 31, 2013 to March 31, 2012

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$7	$4	$11

Investment Securities
Available for sale - taxable	(38)	(466)	(504)
Held to maturity - taxable	(156)	(346)	(502)
Tax-exempt	(93)	-	(93)
Total investment securities	(287)	(812)	(1,099)

FRB and FHLB stock	(10)	(10)	(20)

Loans, net of unearned discounts [3]	3,290	(734)	2,556
TOTAL INTEREST INCOME	$3,000	$(1,552)	$1,448

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$-	$-	$-
NOW	(1)	(29)	(30)
Money market	180	(68)	112
Time	-	(153)	(153)
Total interest-bearing deposits	179	(250)	(71)

Borrowings
Securities sold under agreements to repurchase - customers	(7)	-	(7)
Securities sold under agreements to repurchase - dealers	(16)	-	(16)
Federal funds purchased	(1)	-	(1)
Commercial paper and other short-term borrowings	1	1	2
Advances - FHLB	(90)	(37)	(127)
Long-term borrowings - subordinated debentures	-	-	-
Total borrowings	(113)	(36)	(149)

TOTAL INTEREST EXPENSE	$66	$(286)	$(220)

NET INTEREST INCOME	$2,934	$(1,266)	$1,668

[1]	This table is presented on a tax-equivalent basis.
[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The effect of the extra day in 2012 has been allocated entirely to the volume variance. The change in interest expense for securities sold under agreements to repurchase-dealers has been allocated entirely to the volume variance.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of Tangible Common Equity and Tangible Assets
(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles ("GAAP"). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling's capital position. Tangible common equity represents shareholders' equity less preferred equity, goodwill and other intangibles.  Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure.  Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures that may have the same or similar names.

	March 31,
	2013	2012
Tangible common equity

Total shareholders' equity	$231,992	$225,324
Less:
Goodwill and other intangible assets	23,656	22,975
Total tangible common equity	$208,336	$202,349

Tangible assets

Total assets	$2,772,485	$2,498,644
Less: Goodwill and other intangible assets	23,656	22,975
Total tangible assets	$2,748,829	$2,475,669

Tangible common equity ratio	7.58%	8.17%